Exhibit 23.1       Consent of Ernst and Young, LLP

              Consent of Independent Certified Public Accountants

     We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-04377)pertaining to the 1995 Stock Option Plan of Able Telcom Holding Corp. of our report dated January 22, 1997, except for the last paragraph of Note 8 as to which the date is January 31, 1997, with respect to the consolidated financial statements and schendule of Able Telcom Holding Corp. included in the Annual Report (Form 10-K) for the year ended October 31, 1996.

                                             /s/ Ernst and Young LLP
                                             -----------------------
West Palm Beach, Florida                     Ernst and Young LLP
February 7, 1997